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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  DECEMBER 23, 2003


                            MERCER INTERNATIONAL INC.
             (Exact name of Registrant as specified in its charter)


                                   WASHINGTON
         (State or other jurisdiction of incorporation or organization)


             000-9409                             91-6087550
     (Commission File Number)        (I.R.S. Employer Identification No.)



          14900 INTERURBAN AVENUE SOUTH, SUITE 282, SEATTLE, WA  98168
                               (Address of Office)


                                 (206) 674-4639
              (Registrant's telephone number, including area code)

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ITEM  5.     OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE

On December 23, 2003, Mercer International Inc. (the "Company") announced that it had adopted a shareholder protection rights plan to replace its current plan which expires on December 31, 2003. The new rights plan is on substantially similar terms as the Company's prior rights plan and will be effective until the close of business on December 31, 2005, unless otherwise terminated. Under the rights plan, the Company will issue one right for each share of beneficial interest of the Company outstanding as of the close of business on December 31, 2003 and one right for each share of beneficial interest issued after December 31, 2003. Each right entitles a shareholder to purchase a fraction of a Series A Junior Participating Preferred Share of the Company with economic terms similar to that of the Company's shares of beneficial interest at an initial exercise price of $75 subject to certain adjustments as set forth in the plan. The rights will become exercisable only upon the occurrence of certain events. A summary of the rights plan is set forth as Exhibit C to the rights agreement which is attached as Exhibit 4.1 hereto. A copy of the press release announcing the rights plan is attached as Exhibit 99.1 hereto.

ITEM  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS

(c)     EXHIBITS

EXHIBIT  NO.        DESCRIPTION
------------        -----------

    4.1 Rights Agreement dated as of December 23, 2003 between Mercer International Inc. and Computershare Trust Company of Canada.

    99.1            Press  Release  dated  December  23,  2003.

                                      -2-

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      MERCER  INTERNATIONAL  INC.

                                      /s/  David  M.  Gandossi
                                      --------------------------
                                      David  M.  Gandossi
                                      Secretary

Date:     December  23,  2003

                                      -3-

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                                  EXHIBIT INDEX


EXHIBIT  NUMBER     DESCRIPTION
---------------     -----------

     4.1 Rights Agreement dated as of December 23, 2003 between Mercer International Inc. and
                    Computershare  Trust  Company  of  Canada.

     99.1           Press  Release  dated  December  23,  2003.